UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2026

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Global Select Market
Preferred Stock Purchase Rights	N/A	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 30, 2026, Seer, Inc. (the “Company”) issued a press release confirming its receipt of two revised, non-binding and unsolicited acquisition proposals to acquire all of the outstanding shares of the Company’s Class A common stock. On July 28, 2026, the Company received a further revised acquisition proposal from Bradley L. Radoff and Michael Torok (together with certain of their affiliates, the “Radoff-JEC Group”) to acquire all such shares for $2.55 per share in cash plus a contingent value right. On July 29, 2026, the Company received a revised acquisition proposal from Omid Farokhzad, M.D., the Company’s Chair and Chief Executive Officer, in his personal capacity as a stockholder of the Company, to acquire all such shares for $2.45 per share in cash plus two separate contingent value rights. Dr. Farokhzad’s revised proposal is set forth in a letter to the Special Committee of the Company’s Board of Directors dated July 29, 2026 (the “Revised Proposal Letter”).

Copies of the Company’s press release and the Revised Proposal Letter are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 30, 2026, titled “Seer Confirms Receipt of Further Revised Unsolicited Acquisition Proposals.”
99.2	Revised Proposal Letter from Omid Farokhzad, M.D., dated July 29, 2026.
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: July 31, 2026	By:	/s/ David Horn
David Horn
President and Chief Financial Officer